                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(D)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)        June 15, 1995
                                                ------------------------------

                              Cytogen Corporation
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            (Exact name of registrant as specified in its charter)




               Delaware            1-14879           22-2322400
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            (State or other      (Commission      (IRS Employer
            jurisdiction of        File No.)    Identification No.)
             incorporation)




           600 College Road East, CN 5308, Princeton, NJ 08540-5308
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       (Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including area code    (609) 987-8200
                                                   ----------------------


                                Not Applicable
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         (Former name or former address, if changed since last report)
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Item 5.  Other Events.
         -------------

         On June 15, 1995, CYTOGEN Corporation (the "Company") signed a definitive merger agreement, attached as Exhibit 2 (the "Merger Agreement"), with Cellcor, Inc. ("Cellcor") whereby, subject to certain conditions, the Company will acquire all of the outstanding capital stock of Cellcor in exchange for shares of common stock of the Company. Cellcor stockholders will receive .60 shares of the common stock of the Company for each of the approximately 5.5 million shares of Cellcor common stock outstanding and 218.94 shares of the common stock of the Company for each of the 5,250 shares of Cellcor preferred stock outstanding. Hillman Medical Ventures and certain of its affiliates (collectively, "Hillman"), Cellcor's principal stockholders, own approximately 50.6% of Cellcor's common stock and 95.2% of Cellcor's preferred stock. Hillman has agreed to vote its shares in favor of the merger.

         In conjunction with the merger, the Company will offer to record holders of the Cellcor common stock the right to purchase for cash up to an aggregate of $23.5 million of common stock of the Company at $3.89 per share (the "Subscription Offering"). Consummation of the merger is conditioned upon the purchase of at least $12.0 million of the Subscription Offering. Hillman has committed to purchase $12.0 million of the Subscription Offering (subject to adjustment). These transactions also remain subject to, among other things, the effectiveness of certain registration statements and a joint proxy to be filed with the Securities and Exchange Commission, certain other regulatory approvals and the approval of both companies' stockholders.

         On June 16, 1995, the Company issued the press release attached as
Exhibit 99 hereto regarding the Merger Agreement.

Item 7.  Financial Statements and Exhibits.
         ----------------------------------

         (c) Exhibits:

             2 Agreement and Plan of Merger, dated June 15, 1995, among Cytogen Corporation, Small-C Acquisition Corp. and Cellcor, Inc.*

             99 Press release issued by Cytogen Corporation on June 16, 1995.

____________________________

* Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the Agreement and Plan of Merger are omitted. The exhibit contains a list identifying the contents of the schedules and the Company agrees to furnish supplementally copies of the schedules to the Securities and Exchange Commission upon request.

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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  CYTOGEN CORPORATION



                                  By:    /s/ Thomas J. McKearn
                                      -------------------------------------
                                  Thomas J. McKearn
                                  Chief Executive Officer and President





Date:  June 26, 1995

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                               INDEX TO EXHIBITS

Exhibit No.    Description                                        Page
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
    2          Agreement and Plan of Merger, dated June 15,        __
               1995, among Cytogen Corporation, Small-C
               Acquisition Corp. and Cellcor, Inc.

    99         Press release issued by Cytogen Corporation        ___
               on June 16, 1995.

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